As filed with the Securities and Exchange Commission on July 6, 2007
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Biodel Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0136863
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
6 Christopher Columbus Avenue
Danbury, CT 06810
(203) 798-3600
(Address of Principal Executive Offices)

2005 Employee Stock Purchase Plan
2004 Stock Incentive Plan
2005 Non-Employee Directors’ Stock Option Plan
(Full title of the plans)

Solomon S. Steiner, Ph.D.
Chief Executive Officer and Chairman
Biodel Inc. 6 Christopher Columbus Avenue
Danbury, CT 06810
(203) 798-3600
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies to:
R. Timmis Ware, Esq.
General Counsel and Corporate Secretary
Biodel Inc.
6 Christopher Columbus Avenue
Danbury, CT 06810
(203) 798-3600

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share	price	registration fee
Common Stock, par value $0.01 per share	1,300,000 shares (2)	$20.23(3)	$26,299,000	$807.38
Common Stock, par value $0.01 per share	350,006 shares (4)	$1.41(5)	$493,508	$15.15
Common Stock, par value $0.01 per share	521,825 shares (4)	$5.65(5)	$2,948,311	$90.51
Common Stock, par value $0.01 per share	299,142 shares (4)	$12.63(5)	$3,778,163	$115.99
Common Stock, par value $0.01 per share	240,000 shares (4)	$18.16(5)	$4,358,400	$133.80
Common Stock, par value $0.01 per share	3,289,027 shares (6)	$20.23(3)	$66,537,016	$2,042.69
Common Stock, par value $0.01 per share	200,000 shares (7)	$15.00(5)	$3,000,000	$92.10
Common Stock, par value $0.01 per share	300,000 shares (8)	$20.23(3)	$6,069,000	$186.32
Total	6,500,000 shares			$3,483.94

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2005 Employee Stock Purchase Plan, the 2004 Stock Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan.

(2)	Represents 1,300,000 shares of Common Stock initially available for future grants under the Registrant’s 2005 Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the Employee Stock Purchase Plan on the first day of each calendar year from 2008 until 2018. The number of shares added each year will be equal to the lesser of one percent of the total number of shares of Common Stock outstanding on January 1 of such year or 100,000 shares of Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h) and under the Securities Act, the average of the high and low price per share of the Registrant’s common stock as reported on the Nasdaq Global Market on July 5, 2007.

(4)	Shares underlying options already granted under the 2004 Stock Incentive Plan.

(5)	Calculated pursuant to Rule 457(h) of the Securities Act the price at which each outstanding option may be exercised.

(6)	Shares underlying options to be granted under the 2004 Stock Incentive Plan.

(7)	Shares underlying options already granted under the 2005 Non-Employee Directors’ Stock Option Plan.

(8)	Shares underlying options to be granted under the 2005 Non-Employee Directors’ Stock Option Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.
     The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
     The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
          The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:
          (a) The Registrant’s prospectus filed with the Commission on May 10, 2007 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-140504), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
          (b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the Commission on June 15, 2007.
          (c) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 18, 2007 and June 18, 2007.
          (d) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 8, 2007 (File No. 001-33451), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
          All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.
ITEM 4. DESCRIPTION OF SECURITIES.
          Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
          Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
     The Registrant’s second amended and restated certificate of incorporation and amended and restated bylaws, provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the DGCL. As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers. These agreements generally require the Registrant to indemnify its directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director, officer, employee, or other agent of the Registrant or serving at its request as a director, officer, employee, or other agent of another corporation or enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under the indemnification agreements, all expenses incurred by one of the Registrant’s directors or executive officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of the director or executive officer, to repay all advanced amounts if it is ultimately determined that the director or executive officer is not entitled to be indemnified by the Registrant under his or her indemnification agreement, the Registrant’s amended and restated bylaws or the DGCL. The indemnification agreements also set forth certain procedures that will apply in the event any of the Registrant’s directors or executive officers brings a claim for indemnification under his or her indemnification agreement.
     Section 102 of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:
•	for any transaction from which the director derives an improper personal benefit;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
          The Registrant’s second amended and restated certificate of incorporation and amended and restated bylaws include such a provision.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
          Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number	Description
4.1*	Registrant’s Second Amended and Restated Certificate of Incorporation.

4.2*	Registrant’s Amended and Restated Bylaws.

5.1*	Opinion of Troutman Sanders LLP.

23.1*	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1	Registrant’s 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-140504) filed with the Securities and Exchange Commission on March 27, 2007).

99.2	Registrant’s 2005 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-140504) filed with the Securities and Exchange Commission on March 27, 2007).

99.3	Registrant’s 2005 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-140504) filed with the Securities and Exchange Commission on March 27, 2007).

*	Filed herewith
ITEM 9. UNDERTAKINGS.
          (a) The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on July 6, 2007.

BIODEL INC.
By:	/s/ SOLOMON S. STEINER
Dr. Solomon S. Steiner
Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Solomon S. Steiner and F. Scott Reding and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SOLOMON S. STEINER Dr. Solomon S. Steiner	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer), President and Director	July 6, 2007
/s/ F. SCOTT REDING F. Scott Reding	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 6, 2007
Dr. Ira W. Lieberman	Director
/s/ DANIEL LORBER Dr. Daniel Lorber	Director	July 6, 2007
/s/ PAUL SEKHRI Paul Sekhri	Director	July 6, 2007
/s/ SCOTT A. WEISMAN Scott A. Weisman	Director	July 6, 2007
/s/ ALBERT CHA Dr. Albert Cha	Director	July 6, 2007

Signature	Title	Date
/s/ CHARLES SANDERS Dr. Charles Sander	Director	July 6, 2007
/s/ SAMUEL WERTHEIMER Samuel Werthiemer	Director	July 6, 2007
David Kroin	Director

EXHIBIT INDEX

Exhibit
Number	Description
4.1*	Registrant’s Second Amended and Restated Certificate of Incorporation.

4.2*	Registrant’s Amended and Restated Bylaws.

5.1*	Opinion of Troutman Sanders LLP.

23.1*	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1	Registrant’s 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-140504) filed with the Securities and Exchange Commission on March 27, 2007).

99.2	Registrant’s 2005 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-140504) filed with the Securities and Exchange Commission on March 27, 2007).

99.3	Registrant’s 2005 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-140504) filed with the Securities and Exchange Commission on March 27, 2007).

*	Filed herewith